UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On October 3, 2023, Alimera Sciences, Inc. (“Alimera” or the “Company”) announced its Board of Directors (the “Board”) appointed Jason Werner, 45, as the Company’s chief operating officer (the “COO Appointment”), effective October 2, 2023 (the “Effective Date”). Mr. Werner served as the Chief Executive Officer of SightStream Biotherapeutics Inc., a biotechnology company focused on developing regenerative medicines in ophthalmics from May 2021 until September 2023. Mr. Werner previously served as Co-Founder and Chief Operating Officer of Eyevance Pharmaceuticals Inc., a developer of topical ophthalmic products, from September 2017 through its acquisition by Santen Pharmaceutical Co., Ltd. in September 2020. Prior to that, Mr. Werner held various positions in Commercial Development and Global Strategy at Sun Pharmaceutical Industries Ltd. and Inspire Pharmaceuticals, Inc., as well as front line sales for Pfizer Inc. Mr. Werner received his B.S. in business administration from the University of New Hampshire.

Mr. Werner joined the Board as a Class II director in May 2023 as a designee of Velan Capital Investment Management LP. In connection with and prior to the COO Appointment, Mr. Werner resigned from the Company’s Board and all committees thereof. This resignation was not the result of any dispute or disagreement with Alimera or the Board on any matter relating to Alimera’s operations, policies, or practices. In connection with Mr. Werner’s resignation, pursuant to the Company’s bylaws and certificate of incorporation, the Board decreased the number of directors from eight to seven.

In connection with the COO Appointment, the title of Dr. Philip Ashman, the Company’s prior chief operating officer, was changed to President of International Operations.

Werner Employment Agreement

In connection with the COO Appointment, Mr. Werner and the Company entered into an employment agreement (the “Employment Agreement”) effective as of October 2, 2023. Pursuant to the terms of the Employment Agreement, Mr. Werner will receive an annual base salary of $450,000 (the “Base Salary”), a sign-on bonus of $50,000 and will also be eligible for a potential annual bonus of 40% of his then-current Base Salary (prorated for 2023 based on the Effective Date), subject to adjustment by the Board from time to time but not below 40% of his then-current Base Salary.

The Employment Agreement provides that Mr. Werner’s employment with the Company is “at will.” Mr. Werner is entitled to receive all other benefits generally available to the Company’s executive officers. The Employment Agreement also provides certain severance and change in control-related benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below.

Severance and Change in Control Benefits

Acceleration Provisions for Unvested Options and Shares of Restricted Stock in the Event of a Change in Control

The Employment Agreement includes acceleration provisions for unvested options in the event Mr. Werner’s employment with the Company is terminated by the Company without cause or if Mr. Werner terminates his employment for good reason. Under these provisions, Mr. Werner will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, Mr. Werner’s unvested stock options and unvested equity awards subject to time-based vesting will vest in full if (a) the Company is subject to a change in control and (b) within 3 months prior to a change in control, on a change in control, or 12 months after the change in control, his employment with the Company is terminated by the Company (or its successor) without cause or he terminates his employment for good reason. Additionally, Mr. Werner’s unvested restricted stock units subject to performance-based vesting (the “Performance RSUs”) will vest in full for the measurement year in which a change in control occurs (i) if certain performance-based vesting conditions are met and (ii) if (a) the Company is subject to a change in control and (b) within 3 months prior to a change in control, on a change in control, or 12 months after the change in control, his employment with the Company is terminated by the Company (or its successor) without cause or he terminates his employment for good reason.

Further, if the Company is a party to a merger or consolidation, Mr. Werner’s unvested stock options and outstanding equity awards will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of his stock options and equity awards by the Company if the Company is the surviving corporation; (b) the assumption of his stock options and equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options and equity awards for his existing stock options and equity awards; (d) full exercisability of outstanding stock options and full vesting of the equity awards, followed by the cancellation of such stock options and equity awards in the transaction; or (e) the cancellation of Mr. Werner’s outstanding stock options and unvested equity awards and a payment to Mr. Werner equal to the excess of (i) the fair market value of the stock subject to such stock options and of the equity awards (whether or not such stock options and equity awards are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).

Termination without Cause/Resignation for Good Reason Not in Connection with a Change in Control

In addition, the Employment Agreement provides that if the Company terminates Mr. Werner’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, Mr. Werner will be entitled to:

•his earned but unpaid base salary plus 100% of the sum of (i) his total annual base salary at the rate in effect at the time of termination plus (ii) his target annual bonus for the then current year paid in 12 monthly installments;

•a cash payment equal to his bonus, determined based on the actual performance of the Company for the full fiscal year in which his employment terminates, that he would have earned for the year in which his employment terminates had he remained employed for the entire year, prorated based on the ratio of the number of days during such year he was employed to 365 (the “Earned Bonus”); and

•payment of the premiums for medical insurance coverage for Mr. Werner and his dependents under COBRA for one year following the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination without Cause/Resignation for Good Reason in Connection with a Change in Control

The Employment Agreement provides that if the Company terminates Mr. Werner’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, Mr. Werner will be entitled to:

•the sum of (a) 150% of his total annual base salary at the rate in effect at the time of termination plus (b) 100% of his target annual bonus for the then current year, which will be paid in 18 equal monthly installments;

•a cash payment equal to his Earned Bonus;

•payment of the premiums for medical insurance coverage for Mr. Werner and his dependents under COBRA for 18 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Benefits upon Death or Disability

Death

The Employment Agreement provides certain benefits if Mr. Werner’s employment is terminated on account of his death. In that event, the Company is obligated to pay:

(a) his base salary through the end of the month in which his death occurred,

(b) a cash payment equal to his Earned Bonus for the year in which his death occurred,

(c) any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d) the premiums for medical insurance coverage for his dependents under COBRA for one year after the date of death or, if earlier, until his dependents are eligible to be covered under another substantially equivalent medical insurance plan.

In addition, all of Mr. Werner’s remaining unvested equity awards will vest upon his death.

Disability

The Employment Agreement provides certain benefits if Mr. Werner’s employment is terminated on account of his disability. In that event, the Company is obligated to pay:

(a) his base salary through the end of the month in which the termination occurred,

(b) a cash payment equal to his Earned Bonus for the year in which the termination occurred,

(c) any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d) the premiums for medical insurance coverage for him and his dependents under COBRA for 18 months after the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In addition, all of Mr. Werner’s remaining unvested equity awards will vest upon his disability.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Employment Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Werner Equity Awards

In connection with the COO Appointment, Mr. Werner received initial grants under the Company’s 2023 Equity Incentive Plan of (a) options to purchase 225,000 shares of the Company’s common stock, (b) 225,000 restricted stock units for shares of common stock subject to time-based vesting and (c) 225,000 Performance RSUs. The exercise price for the option was $2.99, the closing price of the Company’s common stock on the Nasdaq Global Market on October 2, 2023. 25% of the shares subject to the option will vest after 12 months of Mr. Werner’s continuous service, and the balance will vest in equal monthly installments over the next 36 months of continuous service. 25% of the restricted stock units subject to time-based vesting will vest after one year of Mr. Werner’s continuous service, and the balance will vest in equal yearly installments over the next three years of continuous service. Vesting of the Performance RSUs will be conditioned on the satisfaction of certain performance metrics related to the revenue target or stock price target. In the event that the restricted stock units for shares of common stock subject to time-based vesting and the Performance RSUs are accelerated as a result of Mr. Werner’s termination in connection with a change in control prior to August 1, 2024, then the vested restricted stock units for shares of common stock subject to time-based vesting and the vested Performance RSUs will be settled in cash.

Werner Indemnification Agreement

Mr. Werner has previously entered into the Company’s standard form of indemnification agreement.

No Other Arrangements or Understandings

There are no arrangements or understandings between Mr. Werner and any other persons pursuant to which he was appointed as chief operating officer of the Company. There are no family relationships between Mr. Werner and any of the Company’s directors or other executive officers, and Mr. Werner is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 3, 2023, the Company issued a press release announcing the changes in its executive leadership. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of October 2, 2023 between Alimera Sciences, Inc. and Jason Werner
99.1	Press Release of Alimera Sciences, Inc. dated October 3, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: October 3, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer